John Hancock Funds

            Approval of Audit, Audit-Related, Tax and Other Services


                                Policy Statement

                                  December 2003

                                Table of Contents
                                -----------------

            Approval of Audit, Audit-Related, Tax and Other Services
                       Provided by the Independent Auditor

Section I -    Policy Purpose and Applicability

Section II -   Policy Summary

Section III -  Policy Detail

                               John Hancock Funds
            Approval of Audit, Audit-Related, Tax and Other Services
                       Provided by the Independent Auditor

                  Section I - Policy Purpose and Applicability

John Hancock Funds recognize the importance of maintaining the independence of our outside auditors. We believe that maintaining independence is a shared responsibility involving management, the audit committee and the independent auditors.

The Funds recognize that the independent audit firm: 1) possesses knowledge of the Funds, 2) is able to incorporate certain services into the scope of its audit, thereby avoiding redundant work, cost and disruption of Fund personnel and processes, and 3) has expertise that has value to the Funds. As a result, there are situations where it is desirable to utilize the audit firm for services in addition to the annual audit. Consequently, this policy, which is intended to comply with Rule 210.2-01(C)(7), sets forth guidelines and procedures to be followed by the Funds when retaining the independent audit firm to perform audit, audit-related tax and other services under those circumstances, while also maintaining independence.

Approval of a service in accordance with these policies for a Fund shall also constitute approval for any other Fund whose pre-approval is required pursuant to Rule 210.2-01(c)(7)(ii).

In addition to the procedures set forth in this policy, any non-audit services that may be provided consistently with Rule 210.2-01 may be approved by the Audit Committee itself and any pre-approval that may be waived in accordance with Rule 210.2-01(c)(7)(i)(C) is hereby waived.

                               John Hancock Funds
            Approval of Audit, Audit-Related, Tax and Other Services
                       Provided by the Independent Auditor

                           Section II - Policy Summary

Four categories of services have been defined by the Funds within the policy to provide a consistent, efficient and practical framework for assessment, decision-making, approval and reporting. Following is a summary of the key provisions of the policy (see Section III for the Policy Detail):

I. Audit Services - specified services directly related to performing the independent audit of the Funds.
     o Consistent with current practice, management will submit to the Audit Committee for pre-approval the scope and estimated fees associated with the current year audit at the appropriate Audit Committee meeting.

II. Audit-Related Services - specified services that are related extensions of audit services and are logically performed by the auditors.
     o    Individual project/services included on the pre-approved list (see
          Section III) are pre-approved in an amount per year/per Fund up to $50,000.
     o Additional services exceeding the specified pre-approved limits, or adding service types to the pre-approved list, require specific Audit Committee approval.

III. Tax Services - specified services related to tax matters. Using PwC & D&T for these matters creates efficiencies, minimizes disruption, or preserves confidentiality.
     o Individual project/service included on the pre-approved list are pre-approved in an amount per year/per Fund up to $50,000 for individual projects.
     o Additional services exceeding the specified pre-approved limits, or adding service types to the pre-approved list, requires specific Audit Committee approval.

IV. Other Services - (a) "Synergistic": specified services for which utilizing PwC and D&T creates efficiencies, minimizes disruption, or preserves confidentiality, or (b) "Unique Qualifications": specified services for which management has determined that PwC and D&T possesses unique or superior qualifications to provide these services.
     o Individual project/service included on the pre-approved list) are pre-approved in an amount per year/per Fund up to $10,000 for individual projects.
     o Additional services exceeding the specified pre-approved limits, or adding service types to the pre-approved list, requires specific Audit Committee approval.

"Restricted" Non-Audit Services - includes nine specific restricted services identified in Rule 210.2-01(c)(4).
     o These services may not be performed by PwC and D&T, with the exception of the certain services (see prohibited services on page 7) that may be permitted if they would not be subject to audit at the Fund's level by the firm providing the service.

                               John Hancock Funds
            Approval of Audit, Audit-Related, Tax and Other Services
                       Provided by the Independent Auditor

                           Section III - Policy Detail

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Service                     Service Category        Specific Pre-Approved           Audit Committee             Audit Committee
Category                       Description          Service Subcategories           Approval Policy            Reporting Policy
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
I. Audit Services     Services that are directly  o Accounting research       o "One-time" pre-approval   o A summary of all such
                      related to performing the     assistance (e.g. new        for the audit period for    services and related
                      independent audit of the      products, securities,       all pre-approved            fees reported at each
                      Funds                         and investment              specific service            regularly scheduled
                                                    strategies)                 subcategories               Audit Committee meeting.

                                                  o SEC consultation,
                                                    registration statements,
                                                    and reporting

                                                  o Tax accrual related
                                                    matters (e.g. review of
                                                    tax qualifications and
                                                    distributions)

                                                  o Implementation of new
                                                    accounting standards

                                                  o Compliance letters (e.g.
                                                    rating agency letters)

                                                  o Regulatory reviews and
                                                    assistance regarding
                                                    financial matters

                                                  o Semi-annual reviews (if
                                                    requested)

                                                  o Comfort letters for
                                                    closed end offerings
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II. Audit-Related     Services which are not      o AICPA attest and          o "One-time" pre-approval   o A summary of all such
Services              prohibited under Rule         agreed-upon procedures      for the fund fiscal year    services and related
                      210.2-01(C)(4) (the           (e.g. fund mergers,         within a specified          fees (including
                      "Rule")and are related        liquidation procedures      dollar limit of $50,000     comparison to specified
                      extensions of the audit       and related comfort         for all pre-approved        dollar limits) reported
                      services support the          letters and review of       specific service            at each regularly
                      audit, or use the             preferred Shares' Basic     subcategories               scheduled Audit
                      knowledge/expertise gained    Maintenance Report)                                     Committee meeting.
                      from the audit procedures                               o Specific approval is
                      as a foundation to          o Technology control          needed to exceed the
                      complete the project. In      assessments                 pre-approved dollar
                      most cases, if the                                        limit for these services
                      Audit-Related Services are  o Financial reporting         (see general Audit
                      not performed by the Audit    control assessments         Committee approval
                      firm, the scope of the                                    policy below for details
                      Audit Services would        o Enterprise security         on obtaining specific
                      likely increase. The          architecture assessment     approvals)
                      Services are typically
                      well-defined and governed   o Attestation related to    o Specific approval is
                      by accounting professional    compliance under            needed to utilize PwC &
                      standards (AICPA, SEC,        (AIMR-PPS) standards.       D&T for Audit-Related
                      etc.)                                                     Services not denoted as
                                                                                "pre-approved" to the
                                                                                left, or to add a
                                                                                specific service
                                                                                subcategory as
                                                                                "pre-approved"
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

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Service                     Service Category        Specific Pre-Approved           Audit Committee             Audit Committee
Category                       Description          Service Subcategories           Approval Policy            Reporting Policy
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
III. Tax Services     Services which are not      o Tax planning and support  o "One-time" pre-approval   o A summary of all such
                      prohibited by the Rule, if                                for the fund fiscal year    services and related
                      fund management determines  o Tax controversy             within a specified          fees (including
                      that utilizing PwC and D&T    assistance                  dollar limit of $50,000     comparison to specified
                      to provide these services                                 for individual projects     dollar limits) reported
                      creates significant         o Tax compliance, tax                                     at each regularly
                      synergy in the form of        returns, excise tax       o Specific approval is        scheduled Audit
                      efficiency, minimized         returns and support         needed to exceed the        Committee meeting
                      disruption, or the ability                                pre-approved dollar
                      to maintain a desired       o Tax opinions                limits for these
                      level of confidentiality.                                 services (see general
                                                  o Tax research assistance     Audit Committee approval
                                                    (e.g. new products,         policy below for details
                                                    securities and              on obtaining specific
                                                    investment strategies)      approvals)

                                                  o Withholding tax filing    o Specific approval is
                                                                                needed to utilize PwC &
                                                                                D&T for tax services not
                                                                                denoted as pre-approved
                                                                                to the left, or to add a
                                                                                specific service
                                                                                subcategory as
                                                                                "pre-approved"
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

------------------------------------------------------------------------------------------------------------------------------------
Service                     Service Category        Specific Pre-Approved           Audit Committee             Audit Committee
Category                       Description          Service Subcategories           Approval Policy            Reporting Policy
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
IV. Other Services    Services which are not      o Business Risk Management  o "One-time" pre-approval   o A summary of all such
                      prohibited by the Rule, if    support                     for the fund fiscal year    services and related
a. Synergistic,       Fund management determines                                within a specified          fees (including
unique                that utilizing PwC or D&T   o Other control and           dollar limit ($10,000       comparison to specified
qualifications        to provide these services     regulatory compliance       for individual projects     dollar limits) reported
                      creates significant           projects                    for all pre-approved        at each regularly
                      synergy in the form of                                    specific service            scheduled Audit
                      efficiency, minimized                                     subcategories               Committee meeting
                      disruption, the ability to
                      maintain a desired level                                o Specific approval is
                      of confidentiality, or                                    needed to exceed the
                      where PwC or D&T posses                                   pre-approved dollar
                      unique or superior                                        limits for these
                      qualifications to provide                                 services (see general
                      these services, resulting                                 Audit Committee approval
                      in superior value and                                     policy below for details
                      results for the Fund.                                     on obtaining specific
                                                                                approvals)

                                                                              o Specific approval is
                                                                                needed to utilize PwC or
                                                                                D&T for "Synergistic" or
                                                                                "Unique Qualifications"
                                                                                Other Services not
                                                                                denoted as pre-approved
                                                                                to the left, or to add a
                                                                                specific service
                                                                                subcategory as
                                                                                "pre-approved"
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

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Service                    Service Category           Specific Prohibited           Audit Committee             Audit Committee
Category                      Description            Service Subcategories          Approval Policy            Reporting Policy
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
Prohibited            Services which result in    1. Bookkeeping or other     o These services are not    o A summary of all
Services              the auditors losing            services related to the    to be performed with the    services and related
                      independence status under      accounting records or      exception of the (*)        fees reported at each
                      the Rule.                      financial statements of    services (see               regularly scheduled
                                                     the audit client*          subcategories 1 through     Audit Committee meeting
                                                                                5 on the left), that may    will serve as continual
                                                  2. Financial information      be permitted if they        confirmation that has
                                                     systems design and         would not be subject to     not provided any
                                                     implementation*            audit procedures at the     restricted services.
                                                                                audit client (as defined
                                                  3. Appraisal or valuation     in Rule 2-01(f)(4))
                                                     services, fairness*        level by the firm
                                                     opinions, or               providing the service.
                                                     contribution-in-kind
                                                     reports

                                                  4. Actuarial services
                                                     (i.e., setting
                                                     actuarial reserves
                                                     versus actuarial audit
                                                     work)*

                                                  5. Internal audit
                                                     outsourcing services*

                                                  6. Management functions or
                                                     human resources

                                                  7. Broker or dealer,
                                                     investment advisor, or
                                                     investment banking
                                                     services

                                                  8. Legal services and
                                                     expert services
                                                     unrelated to the audit

                                                  9. Any other service that
                                                     the Public Company
                                                     Accounting Oversight
                                                     Board determines, by
                                                     regulation, is
                                                     impermissible
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

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General Audit Committee Approval Policy:

o Management will continue to evaluate all individual projects on a monthly basis, and all individual projects greater than $50,000 are evaluated and approved by the Fund's CFO prior to the engagement letter being signed and the project starting

o For all projects, management and PwC and D&T will each make an assessment to determine that any proposed projects will not impair independence.

o Potential services will be classified into the four non-restricted service categories and the "Approval of Audit, Audit-Related, Tax and Other Services" Policy above will be applied. Any services outside the specific pre-approved service subcategories set forth above must be specifically approved by the Audit Committee.

o At each regularly scheduled Audit Committee meeting, the Audit Committee shall review a report summarizing the services by service category, including fees, provided by the Audit firm as set forth in the above policy.
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